UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – July 2, 2020

EXTENDED STAY AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100
Charlotte
North Carolina
28277
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (980)
 345-1600

ESH HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100
Charlotte
North Carolina
28277
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (980)
 345-1600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share, of Extended Stay America, Inc. and Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which are attached and trade together as a Paired Share.
	STAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 2, 2020, Extended Stay America, Inc. (the “Corporation”) and ESH Hospitality, Inc. (“ESH REIT”) entered into that certain Credit Agreement, dated as of July 2, 2020 (the “Unsecured Credit Facility”), between the Corporation, as borrower and ESH REIT, as lender (in such capacity, the “Lender”).
The Unsecured Credit Facility consists of a new $150 million unsecured revolving credit facility from ESH REIT to the Corporation.
Maturity.
 The Unsecured Credit Facility matures on July 2, 2025.
Guarantees.
 Obligations of the Corporation are guaranteed by certain material domestic subsidiaries of the Corporation subject to customary exceptions (the “ESA Guarantors”).
Security and Payment Priority.
 Obligations under the Unsecured Credit Facility and the guarantees thereof by the ESA Guarantors are unsecured and fully subordinated to the obligations of the Corporation under that certain Credit Agreement dated as of August 30, 2016 (as amended by the First Amendment to Credit Agreement, dated as of September 18, 2019, the Second Amendment to Credit Agreement, dated as of May 6, 2020, and as further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time), among the Corporation, as the borrower, the lenders party thereto from time to time, each issuing lender party thereto, the syndication agents party thereto and Deutsche Bank AG New York Branch, as administrative agent (the terms of such subordination, the “ESA Subordination Terms”).
Interest Rates and Fees.
 Loans under the Unsecured Credit Facility will bear interest at a rate equal to 4.5% per annum. In addition to paying interest on outstanding principal under the Unsecured Credit Facility, the Corporation is required to pay a fee in respect of unutilized commitments equal to 0.25% times the amount of unutilized commitments.
Restrictive Covenants and Other Matters.
 The Unsecured Credit Facility contains other restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Corporation and certain of its subsidiaries to:
•	create, incur, assume or suffer to exist, any liens,

•	create, incur, assume or permit to exist, directly or indirectly, any additional indebtedness,

•	consolidate, merge, amalgamate, liquidate, wind up or dissolve themselves,

•	convey, sell, lease, license, assign, transfer or otherwise dispose of all or substantially all of their assets,

•	make certain restricted payments,

•	amend, modify or terminate certain material operating leases and management agreements;

•	amend or otherwise alter the terms of documents related to certain indebtedness, and

•	enter into transactions with affiliates.

The Unsecured Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any guaranty document supporting the Unsecured Credit Facility whereby such document ceases to be in force and effect and change of control, as well as a cross-default to certain material operating leases. If such an event of default occurs, the Lender under the Unsecured Credit Facility is entitled to take various actions, subject to the ESA Subordination Terms.

Use of Proceeds.
Borrowings under the Unsecured Credit Facility may be used for ongoing working capital requirements and for general corporate purposes.
The foregoing descriptions of the Unsecured Credit Facility and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Unsecured Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and is hereby incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Credit Agreement, dated as of July 2, 2020, between Extended Stay America, Inc., as borrower, and ESH Hospitality, Inc., as lender.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: July 6 , 2020	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel and Corporate Secretary

ESH HOSPITALITY, INC.

Date: July 6 , 2020	By:	/s/ Christopher N. Dekle
	Name:	Christopher N. Dekle
	Title:	General Counsel and Corporate Secretary